Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No.(333-171818) on Form S-8 of VIASPACE Green Energy Inc. (the “Company”) of our report dated March 30, 2011 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of VIASPACE Green Energy Inc. for the year ended December 31, 2010.

/s/ Goldman Kurland Mohidin LLP

Goldman Kurland Mohidin LLP
Encino, California
March 30, 2011